Exhibit 23.03

Independent Auditors’ Consent

The Board of Directors

ICOS Vision Systems Corporation NV:

We hereby consent to the incorporation by reference, in the post-effective amendment No.1 to the registration statement on Form F-3 of ICOS Vision Systems Corporation NV (File No.333-97551), of our report, dated February 18, 2004, with respect to the consolidated balance sheets of ICOS Vision Systems Corporation NV and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income (loss), stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2003, and the related financial statement schedules, which report appears in the December 31, 2003, Annual Report on Form 20-F of ICOS Vision Systems Corporation NV.

We also consent to the reference to our firm as experts in such registration statement.

KLYNVELD PEAT MARWICK GOERDELER

Bedrijfsrevisoren

Represented by Jos Briers

Brussels, Belgium

May 14, 2004

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